                                                                   EXHIBIT: 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------------------------------------

                                                                      CHAPTER 11

In re:

CORECOMM NEW YORK, INC., et al.,                            04-10214(PCB)
--------------------------------                        -----------------------
          Debtor(s)                                            Case No.

              CONSOLIDATED MONTHLY OPERATING REPORT FOR THE PERIOD
                   FROM FEBRUARY 1, 2005 TO FEBRUARY 28, 2005

DEBTORS' ADDRESS(1):                         CORECOMM NEW YORK, INC., et
                                             al.
                                             Attn: Mr. Thomas Gravina
                                                   Mr. Stephen Marotta
                                             2100 Renaissance Boulevard
                                             King of Prussia, PA19406

DEBTORS' ATTORNEY:                           Willkie Farr & Gallagher LLP
                                             Attn: Paul Shalhoub, Esq.
                                                   Dan McElhinney, Esq.
                                             787 Seventh Avenue
                                             New York, NY 10019

                                                          ($ in thousands)
CONSOLIDATED MONTHLY DISBURSEMENTS:                                $19,691
                                                                   -------
CONSOLIDATED MONTHLY OPERATING PROFIT (LOSS):                      $  (619)
                                                                   -------

--------------------------------------------------------------------------------

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

   /S/ NEIL PERITZ                                          MARCH 31, 2005
------------------------------------------------        -----------------------
 Neil Peritz                                                     Date
 Senior Vice President of Finance, Treasurer and
 Controller

--------
(1)   Certain of the Debtors are located at 75 Broad Street, New York, NY 10014.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                  AS OF FEBRUARY 28, 2005 AND JANUARY 31, 2005

                                                              FEBRUARY 28,   JANUARY 31,
DOLLARS IN 000'S                                                  2005          2005
                                                              -----------    -----------
ASSETS
Current assets:
 Cash and cash equivalents                                    $    10,755    $    11,005
 Accounts receivable, net                                          22,806         22,034
 Other current assets                                               7,210          6,236
 Assets of discontinued operations                                 11,855         11,265
                                                              -----------    -----------
Total current assets                                               52,626         50,540

Fixed assets, net                                                  20,402         20,963
Goodwill                                                           79,558         79,558
Other assets, net                                                   5,459          5,525
                                                              -----------    -----------
                                                              $   158,045    $   156,586
                                                              ===========    ===========
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
 Accounts payable and accrued expenses                        $    26,818    $    24,506
 Post-petition term loan                                            5,000          5,000
 Deferred revenue                                                   9,905         10,128
 Liabilities of discontinued operations                             4,149          3,630
                                                              -----------    -----------
Total current liabilities                                          45,872         43,264

Liabilities subject to compromise
 Senior secured credit facility, including accrued interest       170,213        170,213
 10.75% PIK notes, including accrued interest                      20,023         20,023
 6% convertible notes, including accrued interest                   4,974          4,974
 Priority claims                                                    2,418          2,418
 Non-priority claims                                               77,539         77,539
 Other contingent & accrued liabilities                            34,799         35,179
                                                              -----------    -----------
Total liabilities subject to compromise                           309,966        310,346
Shareholders' deficiency:
 Preferred stock                                                        -              -
 Common stock                                                         300            300
 Additional paid-in capital                                     1,030,048      1,030,048
 Deficit                                                       (1,228,065)    (1,227,296)
                                                              -----------    -----------
                                                                 (197,717)      (196,948)
 Treasury stock at cost                                               (76)           (76)
                                                              -----------    -----------
Total shareholders' deficiency                                   (197,793)      (197,024)
                                                              -----------    -----------
                                                              $   158,045    $   156,586
                                                              ===========    ===========

See accompanying notes.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE MONTH ENDED FEBRUARY 28, 2005

DOLLARS IN 000'S
REVENUES                                                                     $     16,075

COSTS AND EXPENSES:
Operating                                                                           9,529
Selling, general and administrative                                                 4,896
Corporate                                                                             538
Depreciation                                                                          838
                                                                             ------------
                                                                                   15,801
                                                                             ------------
Operating income                                                                      274

OTHER INCOME (EXPENSE):
Other, net                                                                             (8)
Interest expense                                                                      (79)
                                                                             ------------
Income from continuing operations before reorganization charges and income            187
Reorganization charges                                                               (730)
                                                                             ------------
Loss from continuing operations before income taxes                                  (543)
Income tax provision                                                                  (33)
                                                                             ------------
Loss from continuing operations                                                      (576)
Net loss from discontinued operations                                                 (43)
                                                                             ------------
Net loss                                                                     $       (619)
                                                                             ============
Basic and diluted net loss per share                                         $      (0.02)
                                                                             ============
Weighted average number of shares                                              29,963,000
                                                                             ============

See accompanying notes.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE MONTH ENDED FEBRUARY 28, 2005

DOLLARS IN 000'S
OPERATING ACTIVITIES
Net loss                                                                          $   (619)
Adjustments to reconcile net loss to net cash provided by operating activities:
 Loss from discontinued operations                                                      43
 Depreciation                                                                          838
 Provision for losses on accounts receivable                                           178
 Amortization of deferred financing costs                                               38
Changes in operating assets and liabilities:
 Accounts receivable                                                                  (950)
 Other current assets                                                                 (974)
 Other assets                                                                           28
 Accounts payable and accrued expenses                                               2,082
 Deferred revenue                                                                     (223)
                                                                                  --------
Net cash provided by continuing operations                                             441
Net cash used in discontinued operations                                              (407)
                                                                                  --------
Net cash provided by operating activities                                               34

INVESTING ACTIVITIES
Purchase of fixed assets                                                              (277)
                                                                                  --------
Net cash used in continuing operations                                                (277)
Net cash used in discontinued operations                                                (7)
                                                                                  --------
Net cash used in investing activities                                                 (284)

FINANCING ACTIVITIES
Net cash provided by financing activities                                                -
                                                                                  --------
Net decrease in cash and cash equivalents                                             (250)
Cash and cash equivalents at beginning of period                                    11,005
                                                                                  --------
Cash and cash equivalents at end of period                                        $ 10,755
                                                                                  ========

See accompanying notes.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
              UNAUDITED SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
                      FOR THE MONTH ENDED FEBRUARY 28. 2005

DOLLARS IN 000'S
GROSS WAGES AND SALARIES PAID                $4,417

PAYROLL TAXES:

 Payroll taxes withheld                      $1,235

 Employer payroll tax contributions          $  383
                                             ------

   Total Payroll taxes                       $1,618

 Payroll taxes remitted to taxing agency     $1,618

 Date(s) remitted to taxing agency          VARIOUS

SALES, EXCISE AND GROSS RECEIPTS TAXES:

 Estimated taxes accrued                     $1,274

 Taxes remitted to taxing agency

   February 4, 2005                          $   80

   February 11, 2005                          1,169

   February 18, 2005                             84

   February 25, 2005                              -

   February 28, 2005                              -
                                             ------
                                             $1,333
                                             ======

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
               DETAIL OF ALLOCATED DISBURSEMENTS BY DEBTOR ENTITY
                      FOR THE MONTH ENDED FEBRUARY 28, 2005

DOLLARS IN 000'S

                                                                 ALLOCATED
               DEBTOR NAME                      CASE NUMBER    DISBURSEMENTS
CoreComm New York, Inc.                           04-10214      $        104

CoreComm Services LLC                             04-10215               769

ATX Telecommunications Svcs of Virginia, LLC      04-10216               -0-

ATX Communications, Inc.                          04-10217               -0-

CCL Historical, Inc.                              04-10218               -0-

Fiberstream, Inc.                                 04-10219               -0-

Corecomm Communications, Inc.                     04-10220               -0-

CoreComm Indiana, Inc.                            04-10221                30

Fiberstream of New York, Inc.                     04-10222               -0-

CoreComm Michigan, Inc.                           04-10223               977

CoreComm Illinois, Inc.                           04-10224               439

CoreComm Newco, Inc.                              04-10225             1,726

CoreComm Massachusetts, Inc.                      04-10226               -0-

CoreComm Missouri, Inc.                           04-10227               -0-

CoreComm Vermont, Inc.                            04-10228               -0-

CoreComm New Jersey, Inc.                         04-10229                 2

CoreComm Ohio, Inc.                               04-10230               -0-

CoreComm Wisconsin, Inc.                          04-10231               113

CoreComm Pennsylvania, Inc.                       04-10232                 9

FCC Holdco I, Inc.                                04-10233               -0-

CoreComm Rhode Island, Inc.                       04-10234               -0-

CoreComm West Virginia, Inc.                      04-10235               -0-

Cortelyou Communications Corp.                    04-10236               -0-

ATX Licensing, Inc.                               04-10237               -0-

Digicom, Inc.                                     04-10238               -0-

CoreComm-Voyager, Inc.                            04-10239             1,953

CoreComm-ATX, Inc.                                04-10240            13,306

Voyager Data Services, Inc.                       04-10241               -0-

Voyager Information Networks, Inc.                04-10242               -0-

CoreComm Internet Group, Inc.                     04-10243               -0-

Horizon Telecommunications, Inc.                  04-10244               -0-

MegsInet Internet, Inc.                           04-10245               262

CoreComm Maryland, Inc.                           04-11610                 1
                                                                ------------
   TOTAL                                                        $     19,691
                                                                ------------

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 1. GENERAL

On January 15, 2004, CoreComm New York, Inc. and each of its affiliates (collectively, and including CoreComm Maryland, Inc., the "Debtors" or the "Company"), other than CoreComm Maryland Inc. ("CoreComm MD") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") in order to facilitate the restructuring of the Company's debt, trade liabilities and other obligations. CoreComm MD filed its voluntary Chapter 11 petition with the Bankruptcy Court on March 10, 2004. Pursuant to orders of the Bankruptcy Court dated January 16, 2004 and March 31, 2004, the Debtors cases (Nos. 04-10214 through 04-10245 and 04-11610) are being jointly administered for procedural purposes only.

Pursuant to applicable sections of the Bankruptcy Code, each of the Debtors is a "debtor-in-possession." In general, as debtors-in-possession, the Debtors are authorized to continue to operate their businesses and maintain their properties while in Chapter 11, although they are precluded from engaging in transactions outside of the ordinary course of their respective businesses without the prior approval of the Bankruptcy Court.

The Debtors are facilities-based integrated communications providers that offer local and long distance, telephone, Internet, high-speed data and related communications services to business and residential customers in targeted markets throughout the Mid-Atlantic and Mid-West regions of the United States. The Company's Mid-Atlantic customers are located principally in Pennsylvania, New Jersey, Maryland, New York, Virginia, Delaware and Washington D.C., and their Mid-West customers are located principally in Ohio, Michigan, Wisconsin, Illinois and Indiana.

Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the Company, including most actions to collect pre-petition indebtedness or to exercise control over property of the Company's bankruptcy estate. Absent an order of the Bankruptcy Court, we anticipate that substantially all of the Company's pre-petition liabilities will be addressed under a chapter 11 plan.

Under Section 365 of the Bankruptcy Code, the Company may assume or reject certain executory contracts and unexpired leases, including leases of real property, subject to the approval of the Bankruptcy Court and, the satisfaction of certain other conditions. In general, claims arising from the rejection of an unexpired lease or executory contract are treated as pre-petition claims. Counter parties to these rejected contracts or leases may file proofs of claim against the applicable Debtor's estate for damages relating to such rejection. The Company cannot presently determine with certainty the ultimate aggregate liability that may result from the filing of claims related to contracts or leases that have been or may be rejected.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 1. GENERAL (CONTINUED):

The United States Trustee for the Southern District of New York has appointed an official committee of unsecured creditors (the "Creditors' Committee" or "UCC"). The Creditors' Committee is a party in interest and may be heard on matters that come before the Bankruptcy Court. On May 14, 2004, the UCC filed a Motion of the Official Committee of Unsecured Creditors to Dismiss the Debtors' Bankruptcy Case or, in the Alternative, for the Appointment of a Chapter 11 Trustee (the Dismissal/Trustee Motion"). The UCC adjourned this Dismissal/Trustee Motion without return date on July 15, 2004. We anticipate that the rights and claims of various creditors and security holders will be determined under a chapter 11 plan that is confirmed by the Bankruptcy Court. Under the priority rules established by the Bankruptcy Code, certain post-petition liabilities and certain pre-petition liabilities are given priority over general unsecured pre-petition indebtedness, and are required to be satisfied before general unsecured creditors or stockholders are entitled to any distribution.

In order to exit Chapter 11 successfully, the Company will need to propose and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code. On June 1, 2004, the Debtors filed their Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") and related disclosure statement. On January 24, 2005, the Debtors filed their First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Amended Plan") and related disclosure statement (the "Amended Disclosure Statement"). Hearings were held on February 23, 2005 and February 28, 2005 to consider approval of the Debtors' Disclosure Statement for Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Second Amended Disclosure Statement"), and an order approving the Second Amended Disclosure Statement was entered on February 28, 2005. A hearing to consider confirmation of the Debtors' Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Second Amended Plan") is scheduled for April 13, 2005. At this time, and until a plan is confirmed, it is not possible to predict accurately the effect of the chapter 11 reorganization process on the Company's business, creditors or stockholders or when the Company may emerge from chapter 11. The Company's future results depend on the timely and successful confirmation and implementation of a plan of reorganization.

On January 24, 2005, the Company and SBC Communications Inc., SBC Telecommunications, LLC (f/k/a SBC Telecommunications, Inc.), as agent for Illinois Bell Telephone Company, d/b/a SBC Illinois, Indiana Bell Telephone Company Incorporated, d/b/a SBC Indiana, Michigan Bell Telephone Company, d/b/a SBC Michigan, The Ohio Bell Telephone Company, d/b/a SBC Ohio, and Wisconsin Bell, Inc., d/b/a SBC Wisconsin (collectively, the "SBC Midwest ILECs"), entered into a Comprehensive Settlement Agreement (the "SBC Settlement Agreement") providing for the compromise and settlement, except as otherwise expressly set forth in the SBC Settlement Agreement, of any and all litigation and all other claims among such parties arising prior to the date of the SBC Settlement Agreement, all pursuant to the terms and subject to the conditions set forth in the SBC Settlement Agreement. In addition to the settlement of such litigation and claims, the SBC Settlement Agreement provides for, among other things, the disposition by the CoreComm Midwest CLECs of certain assets used in connection with their provision of competitive local exchange services to end-user customers in Ohio, Michigan, Wisconsin, Illinois and Indiana (collectively, the "Midwest Region"). The consummation of the transactions contemplated by the SBC Settlement Agreement are subject to the approval of the Bankruptcy Court. The results of the Midwest CLECs operations and its assets and liabilities have been included in discontinued operations.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 1. GENERAL (CONTINUED):

On January 25, 2005, the Company, certain of its subsidiaries (including, without limitation, CoreComm Maryland, Inc.) (collectively, "ATX"), and Verizon Communications Inc. and certain of its wholly owned subsidiaries (collectively, "Verizon") entered into a Comprehensive Settlement Agreement (the "Verizon Settlement Agreement") providing for the compromise and settlement, except as otherwise expressly set forth in the Verizon Settlement Agreement, of any and all litigation and all other claims among such parties arising prior to the date of the Verizon Settlement Agreement, all pursuant to the terms and subject to the conditions set forth in the Verizon Settlement Agreement. In addition to the settlement of such litigation and claims, the Verizon Settlement Agreement provides for, among other things, the assumption or termination by the Company of certain interconnection agreements and other contracts and arrangements provided under tariffs pursuant to which Verizon provides and/or furnishes certain services and facilities to or for the benefit of the Company. The consummation of the transactions contemplated by the Verizon Settlement Agreement are subject to the approval of the Bankruptcy Court.

On September 15, 2004, the Bankruptcy Court approved an order authorizing the Debtors to enter into a Post-Petition Term Loan Agreement ("DIP Agreement") with Leucadia National Corporation ("Leucadia"), the Debtors' pre-petition secured lender. The DIP Agreement became effective on October 1, 2004. On October 8, 2004, the Debtors borrowed $5,000,000, the maximum advance available under the DIP Agreement. The advance under the DIP Agreement is fully due and payable (with interest) at the Termination Date (as defined in the DIP Agreement), which is the earlier of: (a) the date 180 days from the closing date; (b) the effective date of an approved Plan of Reorganization (as defined in the DIP Agreement); (c) the acceleration of the loans by Leucadia in accordance with certain conditions under the DIP Agreement; or (d) the completion of the sale or liquidation of the Debtors or substantially all of their assets. Interest is calculated on the daily outstanding principal balance of the loan at a rate of 10% per annum and is payable on the Termination Date. The Debtors are subject to certain financial and non-financial covenants as set forth in the DIP Agreement. The Debtors are in compliance with all covenants of the DIP Agreement. The loan is secured by substantially all of the Debtors' assets.

NOTE 2. BASIS OF PRESENTATION:

This Operating Report is in a format prescribed by the applicable bankruptcy law and guidelines. The Company cautions the reader not to place undue reliance upon the information contained in the Operating Report. The information in the Operating Report has been prepared in accordance with accounting standards generally accepted in the United States of America for interim reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. There can be no assurance that the Operating Report is complete, and the Company undertakes no obligation to update or revise this Operating Report. The Operating Report has not been audited or reviewed by independent accountants.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 2.  BASIS OF PRESENTATION (CONTINUED):

The unaudited information in the Operating Report is subject to further review and potential adjustments including those arising from the completion of the audits of the consolidated financial statements for the fiscal years ended December 31, 2003 and 2004 and is not necessarily indicative of the Company's operating results. Further, the amounts reported in this Operating Report, when reported on a quarterly or annual basis, may differ materially due to adjustments to accruals, changes in facts and circumstances, changes in estimates, further analysis or other factors. In addition, the Operating Report contains information for periods, which are different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended. Accordingly, the substance and format of the Operating Report does not allow for meaningful comparison with the Company's publicly disclosed consolidated financial statements.

The unaudited condensed consolidated financial statements contained herein have been prepared in accordance with generally accepted accounting principles applicable to a going concern, and do not purport to reflect or to provide all of the possible consequences of the ongoing Chapter 11 reorganization cases. Specifically, the unaudited condensed consolidated financial statements do not present the amount, which will ultimately be paid to settle liabilities and contingencies, which may be required in the Chapter 11 reorganization. The Company filed the Second Amended Plan on March 1, 2005, however, it is subject to further modification and/or amendment and, ultimately, acceptance or deemed acceptance by the required impaired creditors and approval by the Bankruptcy Court.

Because of the ongoing nature of these Chapter 11 cases, the outcome of which is not presently determinable, the unaudited condensed consolidated financial statements contained herein are subject to material uncertainties and may not be indicative of the results of the Company's future operations or financial position. No assurance can be given that the Company will be successful in reorganizing its affairs within its Chapter 11 bankruptcy proceedings.

As a result of the items discussed above, there is substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon, but not limited to confirmation of a plan of reorganization and the ability to obtain positive results of operations.

The Operating Report does not include any adjustments to the recorded amounts or reflect any amounts that ultimately may be paid to settle liabilities and contingencies which may be required in the Chapter 11 reorganization or the effect of any changes, which may be made in connection with the Company's operations resulting from a plan of reorganization.

The consolidated Operating Report has been prepared in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). Pursuant to SOP 90-7, the Company's pre-petition liabilities that are subject to compromise are reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Bankruptcy Court.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 2.  BASIS OF PRESENTATION (CONTINUED):

Pursuant to SOP 90-7, an objective of financial statements issued by an entity in Chapter 11 is to reflect its financial evolution during the proceeding. For that purpose, the financial statements for periods including and subsequent to filing the Chapter 11 petition should distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Certain expenses, realized gains and losses and provisions for losses not directly related to ongoing operations are reflected separately in the consolidated statement of operations as reorganization charges. Reorganization charges for the month ended February 28, 2005 consist of the following:

DOLLARS IN 000S

Professional fees             $700
Circuit termination charges      8
Trustee fees                    22
                              ----
                              $730
                              ====

Additionally, pre-petition debt that is subject to compromise must be recorded at the allowed claim amount, which generally results in the elimination of any deferred financing amounts associated with the debt. Other than those obligations authorized to be paid by the Court, no claims relating to pre-petition debt have been allowed by the Bankruptcy Court as of the date of this Operating Report. As a result, pre-petition debt subject to compromise is recorded at pre-petition value (i.e., book value as of January 15, 2004, subject to adjustments based on subsequent information obtained, as well as any Court-authorized payments of such obligations).

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the amount of uncollectible accounts receivable, the amount to be paid to terminate certain agreements included in reorganization costs, the amount to be paid to settle certain toll and interconnection liabilities, the amount to be paid as a result of certain sales and use tax audits, potential liabilities arising from other sales tax matters and estimates related to the value of long-lived assets and goodwill. Actual results could differ from those estimates.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Debtors. Significant intercompany accounts and transactions among the Debtors have been eliminated as a result of the consolidation of the Debtors for purposes of preparing this report.

CONTINGENT LIABILITIES

The Company's determination of the treatment of contingent liabilities is based on a view of the expected outcome of the applicable contingency. The Company's assigned legal counsel is consulted on matters related to litigation. Experts both within and outside the Company are consulted with respect to other matters that arise in the ordinary course of business. Examples of matters that are based on assumptions, judgments and estimates are the amount to be paid to terminate some agreements included in reorganization costs, the amounts to be paid to settle some toll and interconnection liabilities, the amount to be paid as a result of some sales and use tax audits and potential liabilities arising from other sales tax matters, and potential liabilities arising from litigation. A liability is accrued if the likelihood of an adverse outcome is probable of occurrence and the amount is estimable.

In the ordinary course of its business the Company maintains an annual performance incentive program for its employees. The Company has not yet provided for any liability for this program. Additionally, the Company has recorded a post-petition expense of $2,258,000 through February 28, 2005 for bonuses to certain key executives in accordance with the terms of their employment contracts. To date these bonuses have not been paid.

NET LOSS PER SHARE

The Company reports its basic and diluted net loss per share in accordance with Financial Accounting Standards Board, referred to as FASB, Statement of Financial Accounting Standards, referred to as SFAS, No. 128, "Earnings Per Share."

REVENUE RECOGNITION AND CERTAIN COST CLASSIFICATIONS

Revenues are recognized at the time the service is rendered to the customer or the performance of the service has been completed. Charges for services that are billed in advance are deferred and recognized when earned.

Operating costs includes direct costs of sales and network costs. Direct costs of sales include the costs directly incurred primarily with other telecommunications carriers in order to render services to customers. Network costs include the costs of fiber and access, points of presence, repairs and maintenance, rent, utilities and property taxes of the telephone, Internet and data network, as well as salaries and related expenses of network personnel.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 4. COMMITMENTS AND CONTINGENT LIABILITIES:

The Company had standby letters of credit of approximately $568,000 outstanding as of February 28, 2005, which are fully collateralized by certificates of deposit included in other assets.

NOTE 5. INSURANCE:

The Company believes all insurance policy premiums, including those relating to applicable workers' compensation and disability insurance, covering the period February 1, 2005 through February 28, 2005 have been paid.

NOTE 6. LIABILITIES SUBJECT TO COMPROMISE:

As discussed in Note 1, the Debtors have been operating as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code.

In the condensed balance sheet, the caption "Liabilities subject to compromise" reflects the Company's current estimate of pre-petition claims against the Debtors.

Pursuant to Bankruptcy Court orders, the Company has been authorized to pay certain pre-petition liabilities. For the period February 1, 2005 through February 28, 2005, the Company did not make any payments on account of such pre-petition liabilities. Certain Court-authorized setoffs of pre-petition liabilities may have occurred during that period.

As permitted under the Bankruptcy Code Section 365, the Company has rejected certain of its pre-petition contracts and leases. The Debtors are in the process of calculating their estimated liabilities subject to compromise to the unsecured creditors affected by these lease/contract rejections.

The Debtors have notified all known claimants subject to the bar date of their right to file certain proofs of claim against the Debtors' estates. A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases. The Bankruptcy Court previously set May 24, 2004 as the bar date for proofs of claim relating pre-petition amounts owed by the Debtors to any person or entity (other than a governmental unit). The Bankruptcy Court also established July 13, 2004 as the bar date for such claims of governmental units. Differences between liability amounts estimated by the Company and claims filed by creditors will be investigated, and the Bankruptcy Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves the Chapter 11 plan.

The Debtors will continue to evaluate the amount and classification of their pre-petition liabilities in general through the remainder of their Chapter 11 cases. Should the Debtors, through its ongoing evaluation, identify additional liabilities subject to compromise, such amounts will be recognized accordingly. As a result, "Liabilities subject to compromise" are subject to change. Claims classified as "Liabilities subject to compromise" include both secured, as well as unsecured claims.

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 7. DISCONTINUED OPERATIONS:

Pursuant to the SBC Settlement Agreement, the Company is required to use its best efforts to consummate a sale of its Midwest CLEC Assets. The Midwest CLEC Assets are used primarily in the operation of the business of providing CLEC products and services to end-user customers in the Company's Midwest Region. The discontinued operations are summarized as follows:

                                                              FEBRUARY 28,
DOLLARS IN 000'S                                                 2005
                                                              -----------
ASSETS
Accounts receivable, net                                       $    9,249
Other current assets                                                  954
Fixed assets, net                                                   1,652
                                                               ----------
                                                               $   11,855
                                                               ==========
LIABILITIES
Accounts payable and accrued expenses                          $    2,166
Deferred revenue                                                    1,983
                                                               ----------
                                                               $    4,149
                                                               ==========

                                          FOR THE
                                        MONTH ENDED
DOLLARS IN 000'S                     FEBRUARY 28, 2005
                                     -----------------
REVENUES                                  $ 3,983

COSTS AND EXPENSES:
Operating                                   2,920
Selling, general and administrative         1,087
                                          -------
                                            4,007
                                          -------
Operating loss                                (24)

OTHER INCOME (EXPENSE):
Other, net                                    (12)
                                          -------
Loss before income taxes                      (36)
Income tax provision                           (7)
                                          -------
Net loss                                  $   (43)
                                          =======

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 8. PRIOR PERIOD ADJUSTMENTS:

As discussed in Note 2, the unaudited information included in the Operating Report is subject to further review and potential adjustments including those arising from the completion of the audits of the consolidated financial statements for the fiscal years ended December 31, 2003 and 2004. The following table reflects the prior period adjustments included in the results for the month ended February 28, 2005.

                                                                                           PRIOR PERIOD  RESULTS FOR THE
                                                                         RESULTS FOR THE    ADJUSTMENTS     MONTH ENDED
                                                                            MONTH ENDED     IN FEBRUARY  FEBRUARY 28, 2005
DOLLARS IN 000S                                                         FEBRUARY 28, 2005     RESULTS      (AS REPORTED)
                                                                        -----------------  ------------  -----------------
REVENUES                                                                   $     16,075    $          -    $     16,075

COSTS AND EXPENSES:
Operating                                                                         9,479              50           9,529
Selling, general and administrative                                               4,849              47           4,896
Corporate                                                                           538               -             538
Depreciation                                                                        838               -             838
                                                                           ------------    ------------    ------------
                                                                                 15,704              97          15,801
                                                                           ------------    ------------    ------------
Operating income (loss)                                                             371             (97)            274

OTHER INCOME (EXPENSE):
Other, net                                                                           (8)              -              (8)
Interest expense                                                                    (79)              -             (79)
                                                                           ------------    ------------    ------------
Income (loss) from continuing operations before reorganization charges
and income                                                                          284             (97)            187
Reorganization charges                                                             (730)              -            (730)
                                                                           ------------    ------------    ------------
Loss from continuing operations before income taxes                                (446)            (97)           (543)
Income tax provision                                                                (33)              -             (33)
                                                                           ------------    ------------    ------------
Loss from continuing operations                                                    (479)            (97)           (576)
Net loss from discontinued operations                                               (41)             (2)            (43)
                                                                           ------------    ------------    ------------
Net loss                                                                   $       (520)   $        (99)   $       (619)
                                                                           ============    ============    ============
Basic and diluted net loss per share                                       $      (0.02)                   $      (0.02)
                                                                           ============                    ============
Weighted average number of shares                                            29,963,000                      29,963,000
                                                                           ============                    ============

                         CORECOMM NEW YORK INC., ET AL.
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO UNAUDITED MONTHLY OPERATING REPORT

NOTE 8. PRIOR PERIOD ADJUSTMENTS (CONTINUED):

The Debtors have recorded prior period adjustments to properly reflect accrued carrier liabilities as of December 31, 2004.

DOLLARS IN 000S
Retained Earnings - January 31, 2005    $(1,227,296)
Net loss                                       (619)
Prior Period Adjustments                       (150)
                                        -----------
Retained Earnings - February 28, 2005   $(1,228,065)
                                        ===========